UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2011

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On March 7, 2011, Peter S. Shaerf notified TBS International plc (the "Company") of his intention not to stand for re-election as a director of the Company at the Company’s 2011 Annual General Meeting of Shareholders (the “2011 Annual Meeting”).  Mr. Shaerf will continue to serve as a director of the Company until the expiration of his term at the conclusion of the 2011 Annual Meeting, which is expected to be held in June 2011.  Mr. Shaerf’s decision not to stand for re-election does not involve any disagreement with the Board of Directors or the Company.  The Company thanks Mr. Shaerf for his distinguished service as a member of the Board of Directors since 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TBS INTERNATIONAL PLC
Date: March 10, 2011	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer